Exhibit 16(c)(xi)

Draft and Illustrative Discussion Materials March 9th, 2026

Notice to Recipient Draft and Illustrative Confidential These materials have been prepared by one or more affiliates of Bank of America Corporation (“BAC” and, together with its affiliates, the “BAC Group”) for the client or potential client to whom these materials are directly addressed and delivered (the “Company”) for discussion purposes only in connection with an actual or potential mandate or engagement and remain subject to verification and to our further review and assessment from, inter alia, a legal, tax, compliance, accounting policy and risk perspective, as appropriate. These materials were designed for discussion with and consideration by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only when taken together with any other information, oral or written, provided by us in connection herewith. 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In accordance with the provisions of French Code Monétaire et Financier (Monetary and Financial Code), BofASE SA is an établissement de crédit et d’investissement (credit and investment institution) that is authorised and supervised by the European Central Bank and the Autorité de Contrôle Prudentiel et de Résolution (ACPR) and regulated by the ACPR and the Autorité des Marchés Financiers. BofASE SA’s share capital can be found at www.bofaml.com/BofASEdisclaimer. Notice for Argentina: “Merrill Lynch” is the trademark that Bank of America Corporation uses in the Republic of Argentina for capital markets, financial advisory and investment businesses, which are conducted by and through Merrill Lynch Argentina S.A. This entity does not conduct any activities subject to banking license, such as capturing deposits from the public. Notice for Brazil: Bank of America and BofA Securities’ Ombudsman*| Toll Free: 0800 886 2000 “BofA Securities” is the marketing name of Merrill Lynch S.A. 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Please note that Merrill Lynch International (QFC) Branch does not deal with retail customers. Bank of America Europe DAC (“BofA Europe”) is a designated activity company limited by shares. It is registered in Ireland with registered number no. 220165 and registered address at Two Park Place, Hatch Street, Dublin 2. BofA Europe is a credit institution and is authorised and supervised by the European Central Bank and the Central Bank of Ireland. BofA Europe is regulated by the Central Bank of Ireland. List of branches is at https://business.bofa.com/content/dam/boamlimages/documents/articles/ID17_1174/bofaml_entities_list.pdf. This communication is provided for informational purposes only and does not constitute, nor should it be construed as, a representation or assurance that any product, service, or transaction is aligned with the EU Taxonomy Regulation (Regulation (EU) 2020/852). BofA Europe does not make any claim of EU Taxonomy compliance unless expressly stated in formal disclosures prepared in accordance with applicable regulatory requirements. Bank of America, N.A. (“BANA”) is a national banking association organised and existing under the laws of the USA with charter number 13044 and with its registered address at 100 North Tryon Street, Charlotte, North Carolina 28202, USA. BANA (member of Federal Deposit Insurance Corporation (FDIC)) is authorised and regulated by the Office of the Comptroller of the Currency, and is subject to the supervision and regulation of the Board of Governors of the Federal Reserve System and the FDIC, each in the USA. BANA has a London branch (“BANA London Branch”) with its principal place of business in the United Kingdom at 2 King Edward Street, London EC1A 1HQ, which is authorised by the Prudential Regulation Authority and subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority. Details about the extent of BANA London Branch’s regulation by the Prudential Regulation Authority are available from BANA London Branch on request. Notice for Indonesia: Bank of America, National Association, Jakarta Branch (“BANA Jakarta”), is a branch of a national banking association organized and existing with limited liability under the laws of the United States of America. In Indonesia, BANA Jakarta is licensed and under the supervision of the Indonesia Financial Services Authority (“Otoritas Jasa Keuangan” or“OJK”) and Bank Indonesia, and a participant of Deposit Insurance Corporation (“Lembaga Penjamin Simpanan” or “LPS”). PT Merrill Lynch Sekuritas Indonesia is licensed and supervised by OJK. Notice for Philippines: Bank of America, National Association, Manila Branch is regulated by Bangko Sentral ng Pilipinas. https://www.bsp.gov.ph. Deposits are insured by Philippine Deposit Insurance Corporation up to PHP 1,000,000 per depositor, per bank. For queries or concerns, please contact Client Service Team at (+632) 8815-5555 or asia.sse-ph@bofa.com. ©2026 Bank of America Corporation. All rights reserved. 1/2026

Draft and Illustrative Today’s Agenda 1 Perspectives on Utah 2 Valuation Considerations 3 Transaction Structure Considerations

Draft and Illustrative 1 Perspectives on Utah

Draft and Illustrative

Utah Public Market Overview

Public Market Overview

Utz Brand (NYSE: UTZ)	
Closing Stock Price (3/6/2026)	$8.57
52-Week High (7/23/2025)	*$14.49*
52-Week Low (3/6/2026)	*$8.57*
Analyst Price Target	*$13.50*
% of 52-Week High	*59.1%*
Diluted Shares Outstanding[1]	145.812
Equity Value	**$1,250**
Plus: TRA Liability (Public View)	56
Plus: Net Debt (as of 12/28/2025)[2]	743
Enterprise Value	**$2,049**

Valuation Metrics (Consensus)	Metric	Multiple
EV / CY2026E EBITDA[3]	$232	8.8x
EV / CY2027E EBITDA[3]	243	8.4
2026E P/E	$0.77	11.1x
2027E P/E	0.84	10.2

Leverage	
Net Debt / EBITDA [3]	3.4x

Stock Price Since De-SPAC

Valuation at De-SPAC	
Collier Creek Illustrative Share Price	$10.00
Pro Forma Shares Outstanding (mm) [4]	115.1
Equity Value	**$1,151**
Net Debt [4]	409
Enterprise Value [4]	**$1,561**

Valuation Multiples	NTM Proj. Further Adj. EBIDA Mulitple [5]	12.1x
	CY'21E Proj. Further Adj. EBITDA Multiple	11.6x

Summary Share Price Performance	Utah	S&P 500
Year-to-Date	(17%)	(2%)
Last 1 Year	(38%)	17%
Last 3 Years	(51%)	66%
Last 5 Years	(64%)	75%



$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
Max: $30.03
$8.57
Min: $8.57
Aug-20
Oct-21
Nov-22
Dec-23
Jan-25
Mar-26

Source: Company filings and FactSet as of March 6, 2026.

(1) Diluted shares calculated using treasury stock method based on 143.782mm basic shares outstanding as of February 9, 2026 per 2025 10-K, 2.030mm RSUs and PSUs per 2025 10-K (assuming 100% payout), and 0.650mm stock options with a weighted average strike price of $15.51 per 2025 10-K and 2024 10-K.

(2) Debt balance based on long-term debt of $855mm and finance lease liabilities of $9mm per 2025 10-K. Cash balance based on cash and cash equivalents of $120mm per 2025 10-K.

(3) Reflects consensus adjusted EBITDA unburdened for stock-based compensation.

(4) Enterprise value calculated based upon $1,151mm equity value and $409mm of Net Debt based on 12/31/19 balance. Equity value includes 115.1mm shares outstanding. Excludes shares underlying warrants ($11.50 strike price) and seller and sponsor performance shares (which vest at $12.50 and $15.00 per share). Ascribes no value to net present value of net operating losses or other potential tax attributes.

(5) NTM EBITDA multiple based on Q2 2020 NTM Projected Further Adj. EBITDA.

1

BofA SECURITIES

Draft and Illustrative Utah vs. Snacking Peers Valuation Evolution Snacking Peers EV / NTM EBITDA(1) Trading Multiples Since Utah De-SPAC 20.0x EV / NTM EBITDA(1) Averages Utah PEP Snacking Median(2) Year-to-Date 9.7x 13.0x 13.7x Last 1 Year 11.0 12.8 14.4 Last 3 Years 13.1 14.3 14.9 Last 5 Years 14.6 15.4 15.8 17.0x 14.0x 13.7x 13.2x 11.0x 8.8x 8.0x Jul-20 Sep-21 Oct-22 Dec-23 Jan-25 Mar-26 Utah PEP Snacking Median(2) ____________________ 2 Source: Company filings and FactSet as of March 6, 2026. (1) Reflects consensus adjusted EBITDA unburdened for stock-based compensation. (2) Snacking median includes HSY, MDLZ and PEP.

Draft and Illustrative Utah vs. Snacking Peers Valuation Evolution (Cont’d) Snacking Peers EV / LTM EBITDA(1) Trading Multiples Since Utah De-SPAC 30.0x EV / LTM EBITDA(1) Averages Utah PEP Snacking Median(2) Year-to-Date 10.3x 13.8x 14.6x Last 1 Year 11.8 13.2 14.3 Last 3 Years 14.2 15.2 15.5 Last 5 Years 16.2 16.5 16.6 24.0x 18.0x 14.5x 13.9x 12.0x 9.5x 6.0x Jul-20 Sep-21 Oct-22 Dec-23 Jan-25 Mar-26 Utah PEP Snacking Median(2) ____________________ 3 Source: Company filings and FactSet as of March 6, 2026. (1) Reflects consensus adjusted EBITDA unburdened for stock-based compensation. (2) Snacking median includes HSY, MDLZ and PEP.

Draft and Illustrative Utah Long Range Plan Summary: Idaho View ($ in millions) Historicals Idaho View CAGR Fiscal Year Ending December 31st, 2021A 2022A 2023A 2024A 2025A 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E ‘26E-‘35E Net Sales $1,181 $1,408 $1,438 $1,409 $1,439 $1,493 $1,511 $1,549 $1,587 $1,627 $1,668 $1,709 $1,752 $1,796 $1,841 2.4% % Growth 19.3% 2.1% 0.1% 0.0% 3.8% 1.2% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% Adj. EBITDA (1) $156 $170 $187 $200 $217 $231 $240 $254 $262 $270 $278 $286 $295 $303 $313 3.4% % Margin 13.2% 12.1% 13.0% 14.2% 15.0% 15.4% 15.9% 16.4% 16.5% 16.6% 16.6% 16.7% 16.8% 16.9% 17.0% Plus: Cost Savings (2) $10 $20 $20 $21 $21 $22 $23 $23 $24 $25 % of Net Sales 0.7% 1.3% 1.3% 1.3% 1.3% 1.3% 1.3% 1.3% 1.3% 1.3% Pro Forma Adj. EBITDA (1) $156 $170 $187 $200 $217 $241 $260 $274 $282 $291 $300 $309 $318 $327 $337 3.8% % Margin 13.2% 12.1% 13.0% 14.2% 15.0% 16.1% 17.2% 17.7% 17.8% 17.9% 18.0% 18.0% 18.1% 18.2% 18.3% Less: Depreciation & Amortization, Net of Acquistion-Related ($29) ($34) ($32) ($27) ($39) ($52) ($52) ($52) ($54) ($55) ($57) ($59) ($60) ($62) ($64) % of Net Sales (2.5%) (2.4%) (2.2%) (1.9%) (2.7%) (3.5%) (3.4%) (3.4%) (3.4%) (3.4%) (3.4%) (3.4%) (3.4%) (3.5%) (3.5%) Pro Forma Adj. EBIT (1) $127 $136 $155 $173 $178 $189 $208 $222 $229 $236 $243 $250 $257 $265 $273 4.2% % Margin 10.8% 9.7% 10.8% 12.3% 12.4% 12.6% 13.8% 14.3% 14.4% 14.5% 14.6% 14.6% 14.7% 14.8% 14.8% Memo: Capital Expenditures $32 $88 $56 $99 $103 $63 $65 $70 $48 $49 $50 $51 $53 $54 $55 % of Net Sales 2.7% 6.2% 3.9% 7.0% 7.1% 4.2% 4.3% 4.5% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% (Increase) / Decrease in NWC ($24) ($11) $10 $22 $48 ($12) ($15) ($3) ($8) ($9) ($9) ($9) ($9) ($10) ($10) % Change in Net Sales (4.8%) 32.9% (75.0%) 160.5% (21.7%) (87.1%) (7.5%) (21.7%) (21.7%) (21.7%) (21.7%) (21.7%) (21.7%) (21.7%) Stock-Based Compensation $13 $11 $17 $18 $17 $18 $18 $18 $18 $19 $19 $20 $20 $21 $21 % of Net Sales 1.1% 0.8% 1.2% 1.3% 1.2% 1.2% 1.2% 1.2% 1.2% 1.2% 1.2% 1.2% 1.2% 1.2% 1.2% ____________________ Source: Utah filings and Factset as of March 6, 2026. Utah projections per Idaho management as of March 2, 2026. 4 Note: Dollars in millions. (1) Unburdened for SBC. Adjusted for certain non-cash adjustments (loss on impairment, purchase commitments and other adjustments), acquisitions, divestitures and investments, business transformation initiatives, financing-related costs, and gain on remeasurement of warrant liability. (2) Assumes $20mm of cost savings; 50% in 2026E, 100% 2027E and 2028E; thereafter grown at 3% YoY growth per Idaho management. Burdened for public company costs.

Utah Long Range Plan: Idaho View vs. Illustrative Seller View Based Draft and Illustrative on Guidance ($ in millions) Fiscal Year Ending December 31, CAGR 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E ‘26E—‘30E ‘30E—‘35E Idaho View $1,493 $1,511 $1,549 $1,587 $1,627 $1,668 $1,709 $1,752 $1,796 $1,841 2.2% 2.5% Revenue BofA Estimates Based on Guidance 1,495 1,540 1,585 1,630 1,675 1,720 1,765 1,810 1,855 1,900 2.9% 2.6% Difference—$ ($2) ($30) ($37) ($43) ($48) ($52) ($56) ($58) ($59) ($59) Guidance Target Idaho View 3.8% 1.2% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% Revenue BofA Estimates Based on Guidance 3.9% 3.0% 2.9% 2.8% 2.8% 2.7% 2.6% 2.5% 2.5% 2.4% Growth Difference— (0.1%) (1.8%) (0.4%) (0.3%) (0.3%) (0.2%) (0.1%) (0.0%) 0.0% 0.1% Idaho View $241 $260 $274 $282 $291 $300 $309 $318 $327 $337 4.9% 3.0% Pro Forma (1) BofA Estimates Based on Guidance 232 248 265 284 304 315 326 338 349 361 7.0% 3.5% Adj. EBITDA Difference—$ $9 $13 $9 ($1) ($13) ($15) ($18) ($20) ($22) ($24) 6-8% Guidance Idaho View 16.1% 17.2% 17.7% 17.8% 17.9% 18.0% 18.0% 18.1% 18.2% 18.3% Pro Forma Adj. EBITDA BofA Estimates Based on Guidance 15.5% 16.1% 16.7% 17.4% 18.1% 18.3% 18.5% 18.7% 18.8% 19.0% Margin (1) Difference— 0.6% 1.1% 1.0% 0.4% (0.3%) (0.3%) (0.4%) (0.5%) (0.6%) (0.7%) Idaho View $63 $65 $70 $48 $49 $50 $51 $53 $54 $55 (6.0%) 2.5% Capital BofA Estimates Based on Guidance 63 65 70 49 50 52 53 54 56 57 (5.3%) 2.6% Expenditures Difference—$ -——- ($1) ($1) ($2) ($2) ($2) ($2) ($2) ____________________ 5 Source: Utah filings and Factset as of March 6, 2026. BofA estimates based on Wall Street Consensus estimates through 2026E and CAGNY guidance thereafter. Utah projections per Idaho management as of March 2, 2026. Note: Dollars in millions. (1) Unburdened for SBC. Adjusted for certain non-cash adjustments (loss on impairment, purchase commitments and other adjustments), acquisitions, divestitures and investments, business transformation initiatives, financing-related costs, and gain on remeasurement of warrant liability. Burdened for public company costs and inclusive of cost savings per Idaho management.

Draft and Illustrative 2 Valuation Considerations

Draft and Illustrative

Utah Preliminary and Illustrative Valuation Summary



Includes $150mm NPV of Total Tax Liability from TRA (See Pg. 17 for More Detail)
Includes $26mm NPV of Net Tax Benefit from TRA (See Pg. 17 for More Detail)
Public Reference Ranges
Selected Publicly Traded Companies
Selected Precedent Transactions
Discounted Cash Flow Analysis (2)
52-Week Trading Range
Analyst Price Targets
FY2026E EV / Adj. EBITDA (1)
LTM 2025A EV / Adj. EBITDA (1)
Idaho View (10-Year)
Illustrative Seller View (5-Year)
For Reference Only
(Equity Value Per Share)
$20.00
$15.00
$10.00
$5.00
$0.00
$14.49
$8.57
$15.55
$10.05
$13.70
$7.90
$16.15
$12.45
$17.30
$12.05
$17.85
$12.10
Current Share Price (03/06/2026): $8.57

52-Week Closing Low / High	Analyst Price Target Low / High [3]	FY2026E PF Adj. EBITDA (Unburdened for SBC) [1]	FY2025A PF Adj. EBITDA (Unburdened for SBC) [1]	Discount Rate	
$8.57 – $14.49	$11.00 – $17.00	$241	$217	7.4% – 8.3%	
Reference Dates	**Cost of Equity**	**Selected Multiple Range**	**Selected Multiple Range**	**Illustrative Adj. EBITDA Terminal Multiple Range [4]**	
03/06/2026 – 07/23/2025	9.5%	8.5x – 12.0x	12.5x – 15.0x	9.5x – 13.0x	
				Implied Perpetuity Growth Rate	**Implied Perpetuity Growth Rate**
				1.2% – 3.7%	1.0% – 3.5%

Source: Utah filings and Factset as of March 6, 2026. Utah projections per Idaho management as of March 2, 2026, per Idaho View. Utah projections based on Wall Street Consensus estimates through 2026E and BofA estimates based on CAGNY guidance thereafter, per Illustrative Seller View.

Note: Dollars in millions except per share data. Per share values rounded to the nearest $0.05, except 52-Week Closing High / Low. Debt balance based on long-term debt of $855mm and finance lease liabilities of $9mm per 2025 10-K. Cash balance based on cash and cash equivalents of $120mm per 2025 10-K. Assumes TRA liability of $150mm for comparable companies and precedent transactions; assumes TRA net tax benefit of $26mm for discounted cash flows analysis (see page 17 for more detail). Diluted shares calculated using treasury stock method based on 143.782mm basic shares outstanding as of February 9, 2026 per 2025 10-K, 2.030mm RSUs and PSUs per 2025 10-K (assuming 100% payout), and 0.650mm stock options with a weighted average strike price of $15.51 per 2025 10-K and 2024 10-K.

(1) *Unburdened for SBC. Adjusted for certain non-cash adjustments (loss on impairment, purchase commitments and other adjustments), acquisitions, divestitures and investments, business transformation initiatives, financing-related costs, and gain on remeasurement of warrant liability. Based on Idaho View. Burdened for public company costs and inclusive of cost savings per Idaho management.*

(2) *Cash flows discounted to December 31, 2025, using mid-year convention. Terminal year assumes terminal D&A equal to 90.7% of terminal Capex and normalized change in net working capital equal to 2035E or 2030E change in net working capital for Idaho View and Illustrative Seller View, respectively, as a percentage of change in net sales, applied to the midpoint of the perpetuity growth rate range of 2.0%. Illustrative Seller view based on U.S. federal NOLs of $92.9mm per 2025 10-K and tax rate of 21.0%. Idaho View excludes NOLs.*

(3) *Discounted by one year at the cost of equity. See page 18 for more detail.*

(4) *Terminal multiple calculated on PF Adj. EBITDA (Unburdened for SBC), inclusive of cost savings per Idaho management. Discounted cash flows burdened for SBC and inclusive of cost savings per Idaho management.*

6

BofA SECURITIES

Draft and Illustrative Utah Analysis at Various Prices Illustrative Offer Price to Public Shareholders $8.57 $11.50 $11.75 $12.00 $12.25 $12.50 $12.75 $13.00 $13.25 $13.50 $13.75 $14.00 $14.25 $14.50 Premium/(Discount) to: Metric Current (03/06/2026) $8.57 — 34.2% 37.1% 40.0% 42.9% 45.9% 48.8% 51.7% 54.6% 57.5% 60.4% 63.4% 66.3% 69.2% 30-Day VWAP 9.68 (11.5%) 18.8% 21.3% 23.9% 26.5% 29.1% 31.7% 34.2% 36.8% 39.4% 42.0% 44.6% 47.1% 49.7% 60-Day VWAP 9.94 (13.8%) 15.7% 18.2% 20.7% 23.3% 25.8% 28.3% 30.8% 33.3% 35.8% 38.3% 40.9% 43.4% 45.9% 180-Day VWAP 11.09 (22.7%) 3.7% 5.9% 8.2% 10.4% 12.7% 15.0% 17.2% 19.5% 21.7% 24.0% 26.2% 28.5% 30.7% Analyst Price Target 13.50 (36.5%) (14.8%) (13.0%) (11.1%) (9.3%) (7.4%) (5.6%) (3.7%) (1.9%) 0.0% 1.9% 3.7% 5.6% 7.4% 52-Week High (07/23/2025) 14.49 (40.9%) (20.6%) (18.9%) (17.2%) (15.5%) (13.7%) (12.0%) (10.3%) (8.6%) (6.8%) (5.1%) (3.4%) (1.7%) 0.1% Fully Diluted Shares Outstanding (1) 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 Implied Equity Value $1,250 $1,677 $1,713 $1,750 $1,786 $1,823 $1,859 $1,896 $1,932 $1,968 $2,005 $2,041 $2,078 $2,114 Plus: TRA Liability (Seller Est.) 150 150 150 150 150 150 150 150 150 150 150 150 150 150 Plus: Net Debt (12/28/2025A) 743 743 743 743 743 743 743 743 743 743 743 743 743 743 Implied Enterprise Value $2,142 $2,570 $2,606 $2,643 $2,679 $2,715 $2,752 $2,788 $2,825 $2,861 $2,898 $2,934 $2,971 $3,007 (2) Year Metric Enterprise Value / 2025A $217 9.9x 11.9x 12.0x 12.2x 12.4x 12.5x 12.7x 12.9x 13.0x 13.2x 13.4x 13.6x 13.7x 13.9x Seller View Adj. EBITDA (3) 2026E 232 9.2x 11.1x 11.3x 11.4x 11.6x 11.7x 11.9x 12.0x 12.2x 12.4x 12.5x 12.7x 12.8x 13.0x Enterprise Value / 2025A $217 9.9x 11.9x 12.0x 12.2x 12.4x 12.5x 12.7x 12.9x 13.0x 13.2x 13.4x 13.6x 13.7x 13.9x Idaho View PF Adj. EBITDA (3) 2026E 241 8.9x 10.7x 10.8x 11.0x 11.1x 11.3x 11.4x 11.6x 11.7x 11.9x 12.0x 12.2x 12.3x 12.5x ____________________ Source: Utah filings and Factset as of March 6, 2026. Utah projections per Idaho management as of March 2, 2026. Utah projections based on Wall Street Consensus estimates through 2026E and BofA estimates based on CAGNY guidance thereafter, per Illustrative Seller View. Note: Dollars in millions except per share values. (1) Diluted shares calculated using treasury stock method based on 143.782mm basic shares outstanding as of February 9, 2026 per 2025 10-K, 2.030mm RSUs and PSUs per 2025 10-K (assuming 100% payout), and 0.650mm stock options with a weighted average strike price of $15.51 per 2025 10-K and 2024 10-K. 7 (2) Debt balance based on long-term debt of $855mm and finance lease liabilities of $9mm per 2025 10-K. Cash balance based on cash and cash equivalents of $120mm per 2025 10-K. (3) Unburdened for SBC. Adjusted for certain non-cash adjustments (loss on impairment, purchase commitments and other adjustments), acquisitions, divestitures and investments, business transformation initiatives, financing-related costs, and gain on remeasurement of warrant liability. Idaho view burdened for public company costs and inclusive of cost savings per Idaho management.

Draft and Illustrative

Utah Public Company Benchmarking

Company	Equity Value	Enterprise Value	'25E - '27E CAGR			EBITDA Margin	EBIT Margin	EV / EBITDA	
			Sales	EBITDA	EPS	2026E	2026E	2026E*[2]	2027E [2]
UTAH	$1,250	$2,049 [1]	3%	6%	1%	15%	12%	8.8x	8.4x
HERSHEY	45,879	50,357	4%	17%	25%	25%	20%	16.7	14.8
Mondelēz International	75,191	94,324	3%	6%	7%	17%	13%	13.9	13.0
pepsico	218,845	258,638	4%	6%	6%	20%	16%	13.3	12.6
Snacking Median			4%	6%	7%	20%	16%	13.9x	13.0x
General Mills	$23,816	$36,880	(1%)	(3%)	(3%)	18%	15%	11.1x	11.0x
CONAGRA	9,221	16,799	(1%)	(2%)	(2%)	15%	12%	9.9	9.6
KraftHeinz	29,396	47,065	(1%)	(6%)	(10%)	20%	16%	9.5	9.3
The J.M. Smucker Co.	11,936	19,222	2%	3%	6%	23%	19%	9.2	8.9
Campbell's	7,825	14,631	(1%)	(2%)	(2%)	17%	13%	8.6	8.4
Large-Cap Median			(1%)	(2%)	(2%)	18%	15%	9.5x	9.3x
Flowers Foods	$1,952	$3,695	(0%)	(6%)	(12%)	9%	6%	7.8x	7.8x
bellring	2,054	3,174	5%	(1%)	2%	18%	16%	7.3	6.9
Simply Good	1,503	1,705	3%	5%	8%	19%	17%	6.1	5.6
Mid-Cap Median			3%	(1%)	2%	18%	16%	7.3x	6.9x
Total Median			2%	1%	2%	18%	16%	9.4x	9.1x

Source: Company filings and FactSet as of March 6, 2026.
*Note: * Denotes sort order.*
(1) Assumes current share price of $8.57, fully diluted shares outstanding of 145.812, debt balance based on long-term debt of $855mm and finance lease liabilities of $9mm per 2025 10-K, TRA liability of $56mm and cash and cash equivalents of $120mm.
(2) Reflects consensus adjusted EBITDA unburdened for stock-based compensation.

8

BofA SECURITIES

Draft and Illustrative Utah Selected Precedent Transactions EV / EBITDA(1)* 18.8x 19.9x 17.2x 15.9x 16.4x ~15.7x ~15.0x 15.1x 12.9x 13.0x 13.4x 12.1x Target Acquiror + Date Jul-16 Jul-25 Jun-20 Feb-13 Feb-21 Nov-21 Oct-15 Jul-18 Aug-24 Sep-23 Dec-17 Dec-17 TEV ($mm) ~$2,300 $3,083 $1,561 ~$28,000 $3,350 $1,200(2) $1,910 ~$10,900 $35,900 $5,600 $1,600 $6,100 ____________________ Source: Company filings, BofA IBK assessment and FactSet as of March 6, 2026. 9 * Denotes sort order. (1) Reflects adjusted EBITDA unburdened for stock-based compensation. (2) Includes Midwest co-manufacturer Pretzels Inc.

Draft and Illustrative Utah Preliminary Discounted Cash Flows Analysis: Idaho View (10-Year) Idaho View Fiscal Year Ending December 31, 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E Terminal (1) Net Sales $1,493 $1,511 $1,549 $1,587 $1,627 $1,668 $1,709 $1,752 $1,796 $1,841 $1,841 % Growth 3.8% 1.2% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% — Adj. EBITDA (Unburdened for Stock-Based Compensation) (2) $231 $240 $254 $262 $270 $278 $286 $295 $303 $313 $313 % Margin 15.4% 15.9% 16.4% 16.5% 16.6% 16.6% 16.7% 16.8% 16.9% 17.0% 17.0% Plus: Cost Savings 10 20 20 21 21 22 23 23 24 25 25 % of Net Sales 0.7% 1.3% 1.3% 1.3% 1.3% 1.3% 1.3% 1.3% 1.3% 1.3% 1.3% PF Adj. EBITDA (Unburdened for Stock-Based Compensation) (2) $241 $260 $274 $282 $291 $300 $309 $318 $327 $337 $337 % Margin 16.1% 17.2% 17.7% 17.8% 17.9% 18.0% 18.0% 18.1% 18.2% 18.3% 18.3% Less: Stock-Based Compensation (18) (18) (18) (18) (19) (19) (20) (20) (21) (21) (21) % of Net Sales (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) PF Adj. EBITDA (Burdened for Stock-Based Compensation) (2) $223 $242 $256 $264 $272 $280 $289 $297 $306 $316 $316 % Margin 14.9% 16.0% 16.5% 16.6% 16.7% 16.8% 16.9% 17.0% 17.1% 17.2% 17.2% Less: Depreciation & Amortization, Net of Acquisition-Related (52) (52) (52) (54) (55) (57) (59) (60) (62) (64) (50) PF Adj. EBIT (2) $171 $190 $204 $210 $217 $223 $230 $237 $244 $252 $266 % Margin 11.4% 12.6% 13.2% 13.2% 13.3% 13.4% 13.5% 13.5% 13.6% 13.7% 14.4% Less: Taxes (41) (46) (49) (50) (52) (54) (55) (57) (59) (60) (64) Memo: Effective Tax Rate 24.0% 24.0% 24.0% 24.0% 24.0% 24.0% 24.0% 24.0% 24.0% 24.0% 24.0% Tax-Effected PF Adj. EBIT $130 $145 $155 $160 $165 $170 $175 $180 $186 $191 $202 Plus: Depreciation & Amortization 52 52 52 54 55 57 59 60 62 64 50 Less: Change in NWC (12) (15) (3) (8) (9) (9) (9) (9) (10) (10) (8) Less: Capital Expenditures (63) (65) (70) (48) (49) (50) (51) (53) (54) (55) (55) Unlevered Free Cash Flow $107 $117 $134 $157 $162 $168 $173 $179 $184 $190 $189 PV of PV of Terminal Value at Enterprise Value at Operating Sensitivity (4)(5)(6) Discount ‘26E—‘35E EBITDA Exit Multiple of EBITDA Exit Multiple of Rate Cash Flows 9.5x 11.3x 13.0x 9.5x 11.3x 13.0x 2035E Adj. Net Sales Growth (‘26E—‘35E) 7.4% $1,086 $1,572 $1,861 $2,151 $2,658 $2,947 $3,237 EBITDA Margin (2)(6) 1.3% 2.4% 3.3% 7.9% 1,062 + 1,503 1,780 2,057 = 2,565 2,842 3,119 8.3% 1,039 1,437 1,702 1,967 2,477 2,741 3,006 18.0% $14.45 $15.85 $17.35 Equity Value at Equity Value per Share at Implied Perpetuity Growth Rate at Discount Less: 2025A Plus: PV of Net EBITDA Exit Multiple of EBITDA Exit Multiple of (5) EBITDA Exit Multiple of Rate Net Debt (3) TRA Tax Benefit (4) 9.5x 11.3x 13.0x 9.5x 11.3x 13.0x 9.5x 11.3x 13.0x 17.0% 13.30 14.60 16.00 7.4% ($743) $26 $1,941 $2,231 $2,520 $13.30 $15.30 $17.30 1.2% 2.1% 2.8% 7.9% (743) + 26 = 1,849 2,126 2,402 12.70 14.60 16.45 1.6% 2.6% 3.2% 16.0% 12.10 13.30 14.65 8.3% (743) 26 1,760 2,025 2,290 12.05 13.90 15.70 2.1% 3.0% 3.7% ____________________ Source: Utah filings and Factset as of March 6, 2026. Utah projections per Idaho management as of March 2, 2026. Note: Dollars in millions except per share data. Per share values rounded to the nearest $0.05. Cash flows discounted to December 31, 2025, using mid-year convention. (1) Terminal year assumes terminal D&A equal to 90.7% of terminal Capex and normalized change in net working capital equal to 2035E change in net working capital, as a percentage of change in net sales, applied to the midpoint of the perpetuity growth rate range of 2.0%. (2) Adjusted for certain non-cash adjustments (loss on impairment, purchase commitments and other adjustments), acquisitions, divestitures and investments, business transformation initiatives, financing-related costs, and gain on remeasurement of warrant liability. (3) Debt balance based on long-term debt of $855mm and finance lease liabilities of $9mm per 2025 10-K. Cash balance based on cash and cash equivalents of $120mm per 2025 10-K. 10 (4) Present value of net tax benefit from TRA Liability of $26mm per Idaho and Utah family perspective. See page 17 for more detail. (5) Diluted shares calculated using treasury stock method based on 143.782mm basic shares outstanding as of February 9, 2026 per 2025 10-K, 2.030mm RSUs and PSUs per 2025 10-K (assuming 100% payout), and 0.650mm stock options with a weighted average strike price of $15.51 per 2025 10-K and 2024 10-K. (6) Unburdened for SBC.

Draft and Illustrative Utah Preliminary Discounted Cash Flows Analysis: Seller View (5-Year) BofA Estimates Based on Guidance Fiscal Year Ending December 31, 2026E 2027E 2028E 2029E 2030E Terminal (1) Net Sales $1,495 $1,540 $1,585 $1,630 $1,675 $1,675 % Growth 3.9% 3.0% 2.9% 2.8% 2.8% — Adj. EBITDA (Unburdened for Stock-Based Compensation) (2) $232 $248 $265 $284 $304 $304 % Margin 15.5% 16.1% 16.7% 17.4% 18.1% 18.1% Plus: Cost Savings -—————- % of Net Sales -—————- PF Adj. EBITDA (Unburdened for Stock-Based Compensation) (2) $232 $248 $265 $284 $304 $304 % Margin 15.5% 16.1% 16.7% 17.4% 18.1% 18.1% Less: Stock-Based Compensation (18) (19) (19) (20) (20) (20) % of Net Sales (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) (1.2%) PF Adj. EBITDA (Burdened for Stock-Based Compensation) (2) $214 $229 $246 $264 $283 $283 % Margin 14.3% 14.9% 15.5% 16.2% 16.9% 16.9% Less: Depreciation & Amortization, Net of Acquisition-Related (48) (49) (50) (52) (53) (46) PF Adj. EBIT (2) $166 $180 $196 $212 $230 $238 % Margin 11.1% 11.7% 12.3% 13.0% 13.7% 14.2% Less: Taxes (40) (43) (47) (51) (55) (57) Memo: Effective Tax Rate 24.0% 24.0% 24.0% 24.0% 24.0% 24.0% Tax-Effected PF Adj. EBIT $126 $137 $149 $161 $175 $181 Plus: Depreciation & Amortization 48 49 50 52 53 46 Less: Change in NWC (12) (9) (9) (9) (9) —Less: Capital Expenditures (63) (65) (70) (49) (50) (50) Unlevered Free Cash Flow $99 $112 $120 $155 $169 $176 PV of PV of Terminal Value at Enterprise Value at Operating Sensitivity (4)(5)(6) Discount ‘26E—‘30E EBITDA Exit Multiple of PV of EBITDA Exit Multiple of Rate Cash Flows 9.5x 11.3x 13.0x (3) 9.5x 11.3x 13.0x 2030E Adj. Net Sales Growth (‘26E—‘30E) NOLs 7.4% $540 $2,021 $2,393 $2,765 $19 $2,579 $2,952 $3,324 EBITDA Margin (2)(7) 2.0% 2.9% 4.0% 7.9% 533 + 1,976 2,340 2,704 + 19 = 2,528 2,892 3,256 8.3% 527 1,932 2,288 2,644 19 2,478 2,834 3,190 19.1% $15.40 $16.15 $17.10 Equity Value at Equity Value per Share at Implied Perpetuity Growth Rate at Discount Less: 2025A Plus: PV of Net EBITDA Exit Multiple of EBITDA Exit Multiple of (6) EBITDA Exit Multiple of Rate Net Debt (4) TRA Tax Benefit (5) 9.5x 11.3x 13.0x 9.5x 11.3x 13.0x 9.5x 11.3x 13.0x 18.1% 14.20 14.90 15.80 7.4% ($743) $26 $1,863 $2,235 $2,607 $12.80 $15.35 $17.85 1.0% 1.9% 2.6% 7.9% (743) + 26 = 1,812 2,176 2,540 12.45 14.90 17.40 1.4% 2.4% 3.1% 17.1% 13.05 13.70 14.55 8.3% (743) 26 1,762 2,118 2,474 12.10 14.55 16.95 1.9% 2.8% 3.5% ____________________ Source: Utah filings and Factset as of March 6, 2026. Utah projections based on Wall Street Consensus estimates through 2026E and BofA estimates based on CAGNY guidance thereafter. Note: Dollars in millions except per share data. Per share values rounded to the nearest $0.05. Cash flows discounted to December 31, 2025, using mid-year convention. (1) Terminal year assumes terminal D&A equal to 90.7% of terminal Capex and normalized change in net working capital equal to 2030E change in net working capital, as a percentage of change in net sales, applied to the midpoint of the perpetuity growth rate range of 2.0%. (2) Adjusted for certain non-cash adjustments (loss on impairment, purchase commitments and other adjustments), acquisitions, divestitures and investments, business transformation initiatives, financing-related costs, and gain on remeasurement of warrant liability. (3) Based on U.S. federal NOLs of $92.9mm per 2025 10-K and tax rate of 21.0%. (4) Debt balance based on long-term debt of $855mm and finance lease liabilities of $9mm per 2025 10-K. Cash balance based on cash and cash equivalents of $120mm per 2025 10-K. 11 (5) Present value of net tax benefit from TRA Liability of $26mm per Idaho and Utah family perspective. See page 17 for more detail. (6) Diluted shares calculated using treasury stock method based on 143.782mm basic shares outstanding as of February 9, 2026 per 2025 10-K, 2.030mm RSUs and PSUs per 2025 10-K (assuming 100% payout), and 0.650mm stock options with a weighted average strike price of $15.51 per 2025 10-K and 2024 10-K. (7) Unburdened for SBC.

Draft and Illustrative

Premiums Analysis (U.S. M&A Transaction Premiums – All-Cash Transactions)

Premium to Unaffected Stock Price [1]

Indicates Transaction Count



2000 75% 46% 31% 37
2001 47% 35% 15% 18
2002 42% 29% 22% 9
2003 36% 22% 12% 8
2004 33% 25% 17% 28
2005 34% 26% 18% 48
2006 35% 25% 16% 87
2007 36% 24% 17% 91
2008 53% 42% 29% 29
2009 74% 45% 29% 18
2010 50% 39% 30% 44
2011 55% 43% 30% 43
2012 51% 33% 24% 38
2013 45% 31% 23% 43
2014 39% 27% 21% 41
2015 44% 35% 23% 59
2016 55% 41% 25% 70
2017 45% 28% 20% 60
2018 50% 29% 19% 61
2019 59% 30% 18% 51
2020 79% 48% 20% 33
2021 55% 36% 23% 70
2022 60% 40% 30% 69
2023 74% 49% 31% 57
2024 56% 32% 19% 55
2025 60% 40% 28% 66

Premium to 52-Week High [2]



2000 26% 11% 4% 37
2001 27% 6% (8%) 18
2002 13% (1%) (36%) 9
2003 22% 16% 3% 8
2004 22% 17% 5% 28
2005 22% 13% 3% 48
2006 17% 10% 3% 87
2007 22% 13% 6% 91
2008 25% 9% (8%) 29
2009 35% 22% 4% 18
2010 27% 21% 11% 44
2011 28% 17% 6% 43
2012 24% 16% 5% 38
2013 26% 18% 8% 43
2014 24% 15% 1% 41
2015 26% 17% 2% 59
2016 15% 3% (9%) 70
2017 23% 11% (2%) 60
2018 17% 8% (4%) 61
2019 20% 7% (7%) 51
2020 34% 14% (9%) 33
2021 31% 16% 7% 70
2022 16% 0% (9%) 69
2023 30% 12% (10%) 57
2024 16% 7% (5%) 55
2025 22% 7% (17%) 66

Source: Dealogic, public filings and FactSet as of December 31, 2025.

Note: Represents control acquisitions of selected publicly traded U.S. companies with transaction values greater than $1,000 million. Top of blue bars represents 75th percentile and bottom of blue bars represents 25th percentile of all transactions. Floating white figure represents overall median premium.

(1) Unaffected stock price reflects the closing stock price on the last trading day prior to transaction announcement, public disclosure of a potential transaction or review of strategic alternatives, public speculation of a transaction or other market rumors or speculation.

(2) Reflects premiums to 52-week high closing stock price for 52-week period prior to unaffected transaction announcement date.

12

BofA SECURITIES

Draft and Illustrative 3 Transaction Structuring Considerations

Draft and Illustrative Family Cash Proceeds and Reinvestment at Various Prices (50/50 Structure) Illustrative Offer Price $11.50 $11.75 $12.00 $12.25 $12.50 $12.75 $13.00 $13.25 $13.50 $13.75 $14.00 $14.25 $14.50 Class A Basic Shares Outstanding Owned by Family 5.541 5.541 5.541 5.541 5.541 5.541 5.541 5.541 5.541 5.541 5.541 5.541 5.541 Less: Foundation Shares (1.341) (1.341) (1.341) (1.341) (1.341) (1.341) (1.341) (1.341) (1.341) (1.341) (1.341) (1.341) (1.341) Class A Basic Shares Outstanding Owned by Family (Net) 4.200 4.200 4.200 4.200 4.200 4.200 4.200 4.200 4.200 4.200 4.200 4.200 4.200 Class V Basic Shares Outstanding Owned by Family (1) 55.349 55.349 55.349 55.349 55.349 55.349 55.349 55.349 55.349 55.349 55.349 55.349 55.349 Family Payout of Class A (Net) (2) $48 $49 $50 $51 $53 $54 $55 $56 $57 $58 $59 $60 $61 Less: Applicable Taxes (3) (10) (10) (10) (10) (11) (11) (11) (11) (11) (12) (12) (12) (12) Net After-Tax Proceeds to Family from Payout of Class A $39 $39 $40 $41 $42 $43 $44 $45 $45 $46 $47 $48 $49 Settle Est. TRA Liability (4) $50 $50 $50 $50 $50 $50 $50 $50 $50 $50 $50 $50 $50 Less: Applicable Taxes (3) (10) (10) (10) (10) (10) (10) (10) (10) (10) (10) (10) (10) (10) Cash Proceeds to Family Net After-Tax Proceeds to Family from Payout of TRA $40 $40 $40 $40 $40 $40 $40 $40 $40 $40 $40 $40 $40 Total After-Tax Proceeds to Family $79 $79 $80 $81 $82 $83 $84 $85 $85 $86 $87 $88 $89 Less: After-Tax Cash Retained by Family (5) (36) (36) (36) (36) (36) (36) (36) (36) (36) (36) (36) (36) (36) Total Reinvestment by Family $43 $43 $44 $45 $46 $47 $48 $49 $49 $50 $51 $52 $53 ____________________ Source: Utah filings and Factset as of March 6, 2026. Utah projections per Idaho management as of March 2, 2026. Note: Dollars in millions except per share values. Assumes transaction close of December 31, 2026. (1) Assumes no ownership of stock options. Ownership of 55.349mm shares calculated as 47.047mm Class V shares owned by Series U of UM Partners, and 8.302mm Class V shares owned by Series R of UM Partners as of 2024 DEF 14A and respective Form 4s. 13 (2) Based on total Class A ownership of 4.200mm shares. (3) Assumes 20% capital gains tax rate for highest income individuals on Class A (excl. proceeds to Foundation) and TRA payout. (4) Full TRA liability of $150mm per Idaho and Utah family perspective; PV of TRA of $50mm paid out at close, with remainder rolled in pro forma entity. Assumes zero basis on TRA. (5) Family to receive equivalent to three years of $15mm dividends each year at close, taxed at a 20% capital gains tax rate. Assumes a 3-year holiday on dividends to family, resuming in 2029. Assumes 20% capital gains tax rate for highest income individuals.

Draft and Illustrative Sources & Uses at Various Prices (50/50 Structure) Illustrative Offer Price to Public Shareholders $11.50 $11.75 $12.00 $12.25 $12.50 $12.75 $13.00 $13.25 $13.50 $13.75 $14.00 $14.25 $14.50 Class A Basic Shares Outstanding 88.433 88.433 88.433 88.433 88.433 88.433 88.433 88.433 88.433 88.433 88.433 88.433 88.433 Class V Basic Shares Outstanding 55.349 55.349 55.349 55.349 55.349 55.349 55.349 55.349 55.349 55.349 55.349 55.349 55.349 RSUs & PSUs 2.030 2.030 2.030 2.030 2.030 2.030 2.030 2.030 2.030 2.030 2.030 2.030 2.030 Stock Options -————————————-Fully Diluted Shares Outstanding (1) 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 145.812 Implied Equity Value $1,677 $1,713 $1,750 $1,786 $1,823 $1,859 $1,896 $1,932 $1,968 $2,005 $2,041 $2,078 $2,114 Plus: Net Debt (2) 743 Plus: Est. TRA Liability 150 Implied Enterprise Value $2,570 $2,606 $2,643 $2,679 $2,715 $2,752 $2,788 $2,825 $2,861 $2,898 $2,934 $2,971 $3,007 Idaho Investment (3) $679 $694 $709 $723 $738 $753 $767 $782 $797 $811 $826 $841 $855 Family Rollover of Class V (3)(4) 637 650 664 678 692 706 720 733 747 761 775 789 803 Sources Family Reinvestment (5)(6)(7) 43 43 44 45 46 47 48 49 49 50 51 52 53 Rolled Equipment Loans 167 167 167 167 167 167 167 167 167 167 167 167 167 Term Loan B, Net 1,049 1,056 1,064 1,071 1,078 1,085 1,092 1,099 1,106 1,113 1,120 1,127 1,135 Total Sources $2,575 $2,611 $2,648 $2,684 $2,720 $2,757 $2,793 $2,830 $2,866 $2,903 $2,939 $2,976 $3,012 Purchase of UTZ Public Equity Value $977 $998 $1,019 $1,040 $1,062 $1,083 $1,104 $1,125 $1,146 $1,168 $1,189 $1,210 $1,231 Family Rollover of Class V (4) 637 650 664 678 692 706 720 733 747 761 775 789 803 Family Payout of Class A (5) 64 65 66 68 69 71 72 73 75 76 78 79 80 Uses Refinance Existing Utah Net Debt (2) 743 743 743 743 743 743 743 743 743 743 743 743 743 Settle Est. TRA Liability (6) 50 50 50 50 50 50 50 50 50 50 50 50 50 Minimum Cash 20 20 20 20 20 20 20 20 20 20 20 20 20 Illustrative Fees and Expenses (8) 85 85 85 85 85 85 85 85 85 85 85 85 85 Total Uses $2,575 $2,611 $2,648 $2,684 $2,720 $2,757 $2,793 $2,830 $2,866 $2,903 $2,939 $2,976 $3,012 (9) Year Pro Forma Adj. EBITDA 2025A $217 5.5x 5.6x 5.6x 5.6x 5.7x 5.7x 5.7x 5.8x 5.8x 5.8x 5.9x 5.9x 5.9x Implied Pro Forma 2026E 241 5.0x 5.0x 5.0x 5.1x 5.1x 5.1x 5.1x 5.2x 5.2x 5.2x 5.3x 5.3x 5.3x Net Leverage Status Quo (FY2025A) 217 3.4x Memo: Est. Net Debt $1,196 $1,203 $1,211 $1,218 $1,225 $1,232 $1,239 $1,246 $1,253 $1,260 $1,267 $1,274 $1,282 ____________________ Source: Utah filings and Factset as of March 6, 2026. Utah projections per Idaho management as of March 2, 2026. Note: Dollars in millions except per share values. Assumes transaction close of December 31, 2026. (1) Basic shares outstanding as of February 9, 2026 per 2025 10-K, RSUs and PSUs per 2025 10-K, and 0.650mm stock options with a weighted average strike price of $15.51 per 2025 10-K and 2024 10-K. (2) Debt balance based on long-term debt of $855mm (includes $167mm of equipment loans, which are rolled over) and finance lease liabilities of $9mm per 2025 10-K. Cash balance based on cash and cash equivalents of $120mm per 2025 10-K. (3) Assumes 50/50 JV ownership; assumes Idaho pays the family for Class A and $50mm PV of TRA at close, then the family reinvests post-tax proceeds of Class A and PV of TRA. (4) Assumes no ownership of stock options. Ownership of 55.349mm shares calculated as 47.047mm Class V shares owned by Series U of UM Partners, and 8.302mm Class V shares owned by Series R of UM Partners as of 2024 DEF 14A and respective Form 4s. (5) Ownership of 4.200mm shares of Class A; excludes 1.341mm shares owned by family foundation. Full TRA liability of $150mm per Idaho and Utah family perspective; PV of TRA of $50mm paid out at close, with remainder rolled in pro forma entity. Assumes zero basis on TRA. (6) Assumes 20% capital gains tax rate for highest income individuals on Class A and TRA payout. 14 (7) Family to retain equivalent to three years of $15mm dividends each year, taxed at a 20% capital gains tax rate. (8) Assumes illustrative total fees and expenses of $85mm, consisting of ~$35mm of financing fees and ~$50mm of transaction expenses. (9) Unburdened for SBC. Adjusted for certain non-cash adjustments (loss on impairment, purchase commitments and other adjustments), acquisitions, divestitures and investments, business transformation initiatives, financing-related costs, and gain on remeasurement of warrant liability. Burdened for public company costs and inclusive of cost savings per Idaho management.

Draft and Illustrative Utah Illustrative Debt Paydown (Offer Price of $14.00): Idaho View Fiscal Year Ending December 31st, CAGR 2026PF 2027E 2028E 2029E 2030E 2031E 2032E 2033E ‘27E—‘33E Net Sales $1,493 $1,511 $1,549 $1,587 $1,627 $1,668 $1,709 $1,752 2.5% % Growth 3.8% 1.2% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% Pro Forma Adj. EBITDA (1) $241 $264 $278 $286 $295 $304 $313 $322 3.3% % Margin 16.1% 17.5% 18.0% 18.0% 18.1% 18.2% 18.3% 18.4% % Growth 20.7% 9.9% 5.2% 3.0% 3.0% 3.0% 3.0% 3.0% Less: Cash Interest Expense, Net ($79) ($76) ($69) ($62) ($56) ($47) ($38) Less: Taxes (28) (30) (34) (38) (41) (45) (49) Less: Capital Expenditures (65) (70) (48) (49) (50) (51) (53) Less: Distributions -——- (30) (30) (30) (30) Levered Free Cash Flow (Before in NWC) (2) $93 $102 $135 $116 $127 $139 $153 8.7% Cumulative Levered Free Cash Flow (Before in NWC) 93 195 330 446 574 713 865 Expected to Cumulative Levered Free Cash Flow (Before in NWC) as a % of Initial Debt 7.2% 15.1% 25.7% 34.7% 44.6% 55.4% 67.2% meet ABL rules for >50% LFCF paydown before Less: in NWC (15) (3) (8) (9) (9) (9) (9) NWC in 7 years Levered Free Cash Flow $78 $99 $127 $108 $118 $130 $143 10.8% New Revolver -———————-New Term Loan B 1,120 1,043 943 816 709 591 461 317 Equipment Loan Rollover 167 167 167 167 167 167 167 167 Capital Structure Total Debt $1,287 $1,210 $1,110 $983 $876 $758 $628 $484 (-) Cash & Cash Equivalents (20) (20) (20) (20) (20) (20) (20) (20) Net Debt $1,267 $1,190 $1,090 $963 $856 $738 $608 $464 Total Debt / PF Adj. EBITDA (1) 5.4x 4.6x 4.0x 3.4x 3.0x 2.5x 2.0x 1.5x Credit Statistics (1) 5.3x 4.5x 3.9x 3.4x 2.9x 2.4x 1.9x 1.4x Net Debt / PF Adj. EBITDA ____________________ Source: Utah filings and Factset as of March 6, 2026. Utah projections per Idaho management as of March 2, 2026. Note: Dollars in millions except per share values. Assumes 50/50 JV ownership; assumes Idaho pays the family for Class A and PV of TRA at close, then the family reinvests post-tax proceeds of Class A and PV of TRA. Assumes transaction close of December 31, 15 2026. (1) Unburdened for SBC. Adjusted for certain non-cash adjustments (loss on impairment, purchase commitments and other adjustments), acquisitions, divestitures and investments, business transformation initiatives, financing-related costs, and gain on remeasurement of warrant liability. Pro forma for $4mm of public company cost savings annually and inclusive of cost savings per Idaho management. (2) Per ABL cash flow accounting rules.

Draft and Illustrative Supporting Valuation Materials

Draft and Illustrative

Utah Preliminary Discounted Cash Flows Analysis – NOLs

	BofA Estimates Based on Guidance
	Fiscal Year Ending December 31,
	2026E
Adj. EBIT (Burdened for SBC) [1]	**$166**
% Margin	*11.1%*
NOL Usage	**$93**
Memo: Federal Tax Rate [2]	*21.0%*
Tax Shield From Operating Losses	**$20**
Memo: NOL Utilization Limitation (80% of EBIT)	$133
Target Post-2018 NOLs	
Beginning NOL Balance [3]	$93
NOL Generation	--
NOL (Utilization)	(93)
Ending NOL Balance	**--**

Idaho View DCF Excludes Value from NOL, Which Would Increase Per Share Values by $0.15

Discount Rate	PV of NOLs	Per Share Impact of NOLs [4] 9.5x	11.3x	13.0x
7.4%	$19	$0.15	$0.15	$0.15
7.9%	19	0.15	0.15	0.15
8.3%	19	0.15	0.15	0.15

Source: Utah filings and Factset as of March 6, 2026. Utah projections based on Wall Street Consensus estimates through 2026E and BofA estimates based on CAGNY guidance thereafter.
Note: Dollars in millions except per share data. Per share values rounded to the nearest $0.05. Cash flows discounted to December 31, 2025, using mid-year convention.
(1) Adjusted for certain non-cash adjustments (loss on impairment, purchase commitments and other adjustments), acquisitions, divestitures and investments, business transformation initiatives, financing-related costs, and gain on remeasurement of warrant liability.
(2) Assumes 21% tax rate applied to federal NOLs.
(3) Assumes usage of existing $92.9mm federal NOLs per 2025 10-K at an annual 80% limitation.
(4) Diluted shares calculated using treasury stock method based on 143.782mm basic shares outstanding as of February 9, 2026 per 2025 10-K, 2.030mm RSUs and PSUs per 2025 10-K (assuming 100% payout), and 0.650mm stock options with a weighted average strike price of $15.51 per 2025 10-K and 2024 10-K.

16

BofA SECURITIES

Draft and Illustrative Utah Tax Receivables Agreement Analysis Idaho View Fiscal Year Ending December 31, Payment Year 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E 2040E Payment Date 1/1/2026 1/1/2027 1/1/2028 1/1/2029 1/1/2030 1/1/2031 1/1/2032 1/1/2033 1/1/2034 1/1/2035 1/1/2036 1/1/2037 1/1/2038 1/1/2039 1/1/2040 Annual Tax Shield $18 $18 $18 $18 $18 $18 $18 $18 $18 $18 $18 $18 $18 $18 $18 TRA Payment 15 15 15 15 15 15 15 15 15 15 15 15 15 15 15 BoP Amortizable Balance $267 $250 $232 $214 $196 $178 $160 $143 $125 $107 $89 $71 $53 $36 $18 Less: Amortization (18) (18) (18) (18) (18) (18) (18) (18) (18) (18) (18) (18) (18) (18) (18) EoP Amortizable Balance $250 $232 $214 $196 $178 $160 $143 $125 $107 $89 $71 $53 $36 $18 — Assumptions Total TRA (1) $150 Discount Rate (2) 5.7% Implied TRA Payment $15 A PV of Tax Shield $176 % Shared 85.0% Implied Annual Tax Shield $18 B PV of TRA Payment $150 Payment Years 15 Implied Amortizable Balance $267 A – B PV of Net Tax Benefit $26 Tax Rate 24.0% Valuation Date 1/1/2026 Final Payment 12/31/2040 ____________________ 17 Source: Utah filings as of March 6, 2026. Note: Dollars in millions. (1) Total TRA value per family guidance. (2) Based on S + 200 bps.

Draft and Illustrative Utah Weighted Average Cost of Capital (“WACC”) Range Cost of Equity Low High Source Risk Free Rate 4.7% Twenty year U.S. Government bond yield as of March 6, 2026 Represents Company’s historical Bloomberg adjusted beta, unlevered at the Company’s 5-year average capital Levered Beta 0.79 structure and re-levered at the Company’s current capital structure. Bloomberg betas based on regression of five years of weekly performance as compared to the broad U.S. equity market Equity risk premium relative to twenty year U.S. Government bond yield per BofA Securities’ estimates, based Equity Risk Premium 5.0% 7.0% upon analysis of long-term historical data of the broad U.S. equity market Cost of Equity 8.7% 10.3% Cost of Debt Pre-tax Cost of Debt (1) 7.0% Based on market estimates for new 10-year debt Marginal Tax Rate 24.0% Statutory tax rate After-tax Cost of Debt 5.3% Net Debt / Total Capital 39.0% Based on current capital structure Weighted Average Cost of Capital 7.4% 8.3% 18 ____________________ Source: Utah filings, Bloomberg and Factset as of March 6, 2026. (1) Based on S + 325—350 bps, illustratively rounded to 7.0%.